                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of J. Baker, Inc. on Form S-3 (File No. 333- ) of our report dated May 1, 1999, on our audits of the consolidated financial statements of J. Baker, Inc. as of January 30, 1999 and January 31, 1998, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended January 30, 1999, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts."


                                                           /s/ KPMG LLP


                                                           KPMG LLP

Boston, Massachusetts
August 19, 1999












                                      E-3